EXHIBIT 10.4

                               FACTORING AGREEMENT


       ALTRES Financial L. P. ("ALTRES"), a Hawaii limited partnership, and Medical Asset Management, Inc., a Delaware corporation ("Client"), agree as follows:

1.     DEFINITIONS.

       a. "Acceptable account" shall mean an account of Client conforming to the representations, warranties, and requirements of this Agreement.

       b. "Account" shall mean any and all accounts as defined in the Uniform Commercial Code, accounts receivable, amounts owing to Client under any rental agreement or lease, payments on construction contracts, promissory notes or on any other indebtedness, any rights to payment customarily or for accounting purposes classified as accounts receivable, and all rights to payment, proceeds or distributions under any contract, of Client, presently existing or hereafter created, and all proceeds thereof.

       c. "Account debtor" shall mean any account debtor obligated for payment of any account.

       d. "Account debtor dispute" shall refer to any delay or failure of an account debtor to timely pay an account or any portion of an account for any reason which is not solely a credit problem, including, without limitation, any dispute or claim against Client (whether or not relating to the goods or services sold giving rise to the account), whether or not valid, setoff, deduction, or any other alleged defense or counterclaim. An account subject to both a credit problem and an account debtor dispute shall be treated as subject only to an account debtor dispute.

       e. "Advance" or "Advances" shall mean an advance described in Paragraph 3, PURCHASE PRICE OF ACCOUNTS, below.

       f. "Chargeback" refers to the procedure whereby a Client purchases an account back from ALTRES pursuant to the recourse or limited recourse obligations of Client under this Agreement or pursuant to any other provision of this Agreement.

       g. "Collateral" refers collectively to the following, and to any other collateral or security or the obligations of Client under this
            Agreement:

             (1) All inventory as defined in the Uniform Commercial Code, wherever located, all goods, merchandise or other personal property held for sale or lease, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof and all related rights, title and interest all raw materials, work or goods in process or materials or supplies of every nature used, consumed or to be used in Client's business, all packaging and shipping materials, and all other goods customarily or for accounting purposes classified as inventory, of Client's now owned or hereafter acquired or created, all proceeds and products of
                  the   foregoing

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                  and  all  additions  and  accessions  to,   replacements   of,
                  insurance or condemnation  proceeds of, and documents covering
                  any  of  the  foregoing,   all  property  received  wholly  or
                  partially in trade or exchange for any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein.

             (2)  All accounts (as defined in Subparagraph "b", above).

             (3) Any and all general intangibles of Client, presently existing or hereafter arising, including general intangibles as defined in the Uniform Commercial Code, chooses in action, proceeds, contracts, distributions, dividends, refunds, security deposits, judgments, insurance claims, any right to payment of any nature, intellectual property rights or licenses, any other rights or assets of Client customarily or for accounting purposes classified as general intangibles, and all documentation and supporting information related to any of the foregoing, and all proceeds thereof.

             (4) All balances, reserves, deposits, debts or any other amounts or obligations of ALTRES owing to Client, including, without limitation, any rebates, the Reserve, and any other amounts owing pursuant to this Agreement, whether or not due, now existing or hereafter arising or created, and all proceeds thereof.

             (5) All equipment and goods as defined in the Uniform Commercial Code, all motor vehicles, including all tires, accessories, spare and repair parts, and tools, wherever located, and all related right, title and interest, of Client, now owned or, hereafter acquired or created, all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the "Equipment").

       h. "Credit problem" shall refer to any delay or failure of an account debtor to timely pay an account or any portion of an account due solely to financial, cash flow or credit problems of the account debtor.

       i. "Discount" shall mean the discount described in Paragraph 3, PURCHASE PRICE OF ACCOUNTS, below.

       j. "Event of Default" shall mean an event of default as defined in Paragraph 25, DEFAULT AND REMEDIES, below.

       k. "Person" shall mean an individual, corporation, partnership, trust, or any other legal entity.


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       l.   "Rebate"  shall mean the rebate  described in Paragraph 3,  PURCHASE
            PRICE OF ACCOUNTS, below.

       m. "Reserve" shall mean the Reserve described in Paragraph 5, RESERVE FOR SECURITY, below.

2.    FACTORING OF ACCOUNTS.

      ALTRES may purchase from Client such acceptable accounts as Client may submit to ALTRES, subject to the terms and conditions of this agreement. The obligation of ALTRES to purchase accounts from Client is discretionary and ALTRES shall have no obligation to purchase any account from Client, notwithstanding anything to the contrary in this Agreement. ALTRES may decline to purchase any account submitted by Client for any reason or for no reason, without notice, regardless of any course of conduct or past purchases of accounts by ALTRES.

      ALTRES shall be the sole and exclusive factor for Clients accounts. Client will not factor or otherwise finance its accounts receivable except with ALTRES.

      Notwithstanding anything to the contrary in this Agreement, the purchase of accounts by ALTRES shall be deemed to be a true purchase with transfer of title and shall not be deemed to be a loan arrangement or secured transaction, except to the extent that a true purchase of accounts is subject to laws relating to secured transactions.

3.    PURCHASE PRICE OF ACCOUNTS.

      An advance shall be the amount paid to Client by ALTRES upon the initial purchase of an acceptable account. The amount of the advance shall be the face amount of each account less the discount. The discount shall be FORTY PERCENT (40%) of the face amount of each account. The amount of the discount may be adjusted by ALTRES at any time. The discount will be indicated on the factoring bill of sale.

      Client shall be entitled to a rebate on the discount determined as follows:

            Discount
               -Base Commission
               -Total Daily Funds Charges
               --------------------------
            Rebate

      The base commission shall be calculated at a rate of ONE PERCENT (1.0%) of the face amount of each account for each THIRTY (30) day period, or part thereof, until payment of the account is received by ALTRES.

      The total daily funds charges will be determined as follows:

            Daily Funds Rate
            X Advance Amount
            ------------------
            Daily Funds Charge

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            Daily Funds Charge
            X Days Outstanding
            ------------------
            Total Daily Funds Charges

      The daily funds rate shall be the prime rate as announced in the Wall Street Journal plus TWO PERCENT (2.0%) divided by 360. The prime rate shall be adjusted and initially determined in accordance with the following provision:

            At the option of ALTRES, the prime rate may be adjusted from time to time as of the date of any change in the prime rate. The initial prime rate shall be the prime rate in effect under this formula on the date of this Factoring Agreement.

      The days outstanding shall be the number of days from purchase of the account by ALTRES until payment in full is received by ALTRES.

      The amount of the discount and rebate are based upon a minimum volume of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00) of accounts of Client sold to ALTRES each month. If this minimum volume is not met in any month, ALTRES will charge additional fees to be deducted from the Client's Reserve account. The additional fees will be calculated by subtracting the minimum volume from the total of the face value of accounts sold to ALTRES for the monthly period and multiplying the result by TWO PERCENT (2.0%). Client and ALTRES further agree that the minimum term of this agreement is for NINETY (90) days. Notwithstanding a cancellation of this agreement by Client, ALTRES will be entitled to collect a cancellation fee from the Client based upon the minimum volume requirement set forth above. At no time will the total purchased outstanding balance exceed ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00). An application fee of Two Thousand Five Hundred Dollars ($2,500.00) shall be payable upon signing the proposal to factor. An origination fee of Seven Thousand Five Hundred Dollars ($7,500.00) shall be payable upon signing the proposal to factor.

4.    PAYMENT OF PURCHASE PRICE AND REBATE.

      Payment to Client for accounts factored to ALTRES will be available within three (3) business days of the date the account and all other required documentation is received by ALTRES. Any rebate owing to Client by ALTRES will be paid after the weekly collection cycle or at such other intervals as may be determined by ALTRES.

      Payment shall be made in accordance with any written instructions of Client which are agreed to by ALTRES. Absent other instructions, payment shall be made by the mailing of a check to Client.

5.    RESERVE FOR SECURITY.

      As security for the payment of recourse obligations and performance of all obligations of Client hereunder, ALTRES may withhold a reserve (the "Reserve") from amounts owing to Client by ALTRES. The amount of the Reserve shall be determined in accordance with the following provision:

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            FIVE PERCENT  (5.0%) of the  outstanding  balance  owing on accounts factored to ALTRES,  calculated at such  intervals as are determined
            by  ALTRES,   but  in  no  event  less  than  ONE  THOUSAND  DOLLARS
            ($1,000.00).

      The Reserve may be funded by ALTRES withholding amounts owing to Client for advances or for rebates or, upon request of ALTRES, Client will from time to time pay ALTRES an amount sufficient to fund the Reserve.

      In the sole discretion of ALTRES, the amount of the Reserve may be adjusted at any time.

      ALTRES may, at any time and from time to time, regardless of whether the obligation is delinquent, setoff end apply all or any part of the Reserve to any obligation of Client owing to ALTRES. Upon doing so, ALTRES may fund the resulting deficiency in the Reserve by again withholding payments owing to Client as provided in this paragraph.

      Upon termination of the right of Client to submit accounts to ALTRES as provided in Paragraph 16 TERMINATION OF FACTORING, any balance of the Reserve shall be due and owing and paid to Client upon completion of the following conditions: (i) all amounts owing to ALTRES by Client pursuant to this Agreement or otherwise have been paid in full; and (2) Ninety-one
      (91) days have elapsed since such termination.

      ALTRES shall be free to use the Reserve as working capital or as ALTRES otherwise determines. ALTRES shall have no obligation to segregate, not commingle or otherwise account for the use of the Reserve. Client shall not be entitled to any interest on the Reserve. The Reserve shall be a debt owed to Client by ALTRES, payable in accordance with the terms and conditions of this Agreement.

6.    RECOURSE AND LIMITED RECOURSE PURCHASES.

      At the time of purchase of each account, ALTRES shall designate whether the purchase is recourse or limited recourse to Client. Determination of whether the account is recourse or limited recourse shall be made solely by ALTRES in its discretion.

      Except as otherwise provided in this Agreement, an account purchased with limited recourse will be subject to chargeback only in the event the limited recourse account is determined by ALTRES to not have been an acceptable account at the time of purchase by ALTRES, or in the event ALTRES is unable to collect any limited recourse account or portion thereof due to an account debtor dispute.

      A recourse account shall be subject to chargeback if not paid in full within ninety (90) days of the date on the face of the invoice.

      Client agrees to purchase any and all chargeback accounts, or the uncollected portion thereof, from ALTRES upon demand. The purchase pace to be paid by the Client for a chargeback shall be the face amount of the account, less any collections received on the account by ALTRES. Any waiver or extension by ALTRES of the right to demand that Client purchase any chargeback accounts shall not constitute a waiver or extension to any other accounts and such waiver or extension may be revoked at any time without notice.

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

7.    CREDIT INSURANCE.

      ALTRES may, but is not obligated to, obtain an umbrella credit insurance policy for factored accounts receivable. The umbrella policy will provide coverage for certain losses due to insolvency (as defined in the policy). ALTRES may elect to place coverage under the policy on any accounts factored pursuant to this Factoring Agreement and or require the Client to purchase coverage under the policy when any account represents Twenty Five percent (25%) of the total outstanding factored accounts. Client may also elect, by written notice to ALTRES, to place coverage under the policy on any accounts factored pursuant to this Factoring Agreement. Placement of coverage shall be subject to the policy being in effect, coverage being available under the terms and conditions and dollar limitations of the policy, and any required approval of the insurer.

      Client shall pay ALTRES a fee in an amount equal to five-tenths percent (.5%) of the face amount of each invoice for which coverage under the policy is placed. This fee is payable upon demand and may be deducted from amounts owing to Client by ALTRES.

      Credit insurance coverage shall be subject to all terms and conditions of the policy. No obligations of Client under this Factoring Agreement shall be excused or deferred based upon insurance coverage or any pending claim under the policy. Upon payment of any claim under the policy to ALTRES, ALTRES shall, in its discretion, pay the payment to Client as reimbursement for corresponding chargeback obligations creating the claim that Client has paid to ALTRES, apply the payment to other obligations of Client to ALTRES, or add the payment to the Reserve.

8.    Chargeback Procedure.

      Upon an account becoming eligible for chargeback, chargeback shall be deemed to have automatically taken place at that time. ALTRES may then (i) setoff such chargeback against any amount then or thereafter owing by ALTRES to Client, including, without limitation, payments for the purchase of accounts; (ii) notify Client that chargeback has been made, identifying the subject accounts, whereupon Client shall promptly purchase such accounts and pay the amount owing to ALTRES, (iii) ALTRES may debit the Reserve, or (iv) ALTRES may exercise any combination of the alternatives set forth in this paragraph as to any account or group of accounts.

9.    COLLECTION PROCEDURES.

       a. ALTRES shall have the exclusive right to collect accounts and receive payments thereon. Client shall not bill for, submit any invoice, or otherwise attempt to collect any factored account except as authorized in writing by ALTRES.

       b. Client agrees to pay all reasonable handling and out of pocket costs incurred by ALTRES in collection of the accounts of Client, including, without limitation, postage, photocopy charges, and long distance phone expenses. Payment of such costs shall be due upon request. ALTRES may deduct such costs from amounts owing to Client and may debit the Reserve for such costs.

       c. Client shall promptly and completely respond to all requests from ALTRES for any information or records requested to assist in collection of factored accounts.




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

            If Client fails to respond to any request within five (5) days, ALTRES may treat the account as a chargeback.

       d. Client may authorize ALTRES to revise the amount of or otherwise modify an outstanding account. ALTRES shall have no obligation to advise the account debtor of such revision except to send the account debtor any revised invoice which may be provided to ALTRES by Client. In the event such revision results in a reduction in the amount owing on such account, such reduced amount may be treated as a chargeback.

       e. In the event an account debtor makes payment to Client on an account which has been purchased by ALTRES, Client shall immediately deliver the payment to ALTRES. If payment is made in cash, such payment shall be immediately delivered to ALTRES. If payment is made by check or similar instrument, such instrument shall be immediately delivered to ALTRES in the form received without negotiation. Upon inquiry from the account debtor or upon request of ALTRES, Client shall notify the account debtor to make payment directly to ALTRES. Any payments received by Client on accounts purchased by ALTRES shall be held in trust by Client for ALTRES.

            If any payment received by Client on an account which has been purchased by ALTRES is deposited or negotiated by Client, or if Client fails to tender the payment to ALTRES within five (5) business days of receipt by Client, Client shall promptly pay ALTRES an amount equal to ten percent ( 10%) of the payment, not as a penalty but as liquidated damages, to compensate ALTRES for additional administrative and collection expenses, interest costs and other damages resulting from such action. Client acknowledges and agrees that it would be very difficult or impossible to calculate such damages and that ten percent (10%) of the payment is a fair estimation of those damages.

            Upon failure by Client to immediately deliver any such payment or ten percent ( 10%) fee to ALTRES, ALTRES may treat the amount of such payment and fee as a chargeback. The duty of Client to immediately deliver any such payment and to pay any such fee to ALTRES shall terminate only when such chargeback is paid.

            Client acknowledges and agrees that it has no right, title or interest whatsoever in the funds constituting payment of an account purchased by ALTRES, that said funds are the sole and exclusive property of ALTRES, and that any use of or interference with said funds by Client will result in civil and criminal liability.

       f. Client shall immediately notify ALTRES of any account debtor dispute concerning an account purchased by ALTRES and of any bankruptcy filing, lien, garnishment or other legal action concerning such accounts.

       g. ALTRES shall make a good faith, commercially reasonable effort to collect the factored accounts. It is agreed that collection of accounts in a commercially reasonable manner does not require, and ALTRES shall have no obligation to,



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

            commence any legal action, including the sending of an attorney's demand letter, to collect any account. Client hereby waives and releases any and all claims relating to or arising out of any act or omission by ALTRES in the collection of the factored accounts, gross negligence and intentional misconduct excepted.

       h. Upon request of ALTRES, Client will cause all payments on all accounts of Client, whether or not factored to ALTRES, to be sent directly to such address as may be designated by ALTRES. ALTRES is authorized to receive and open all such payments and retain such payments which are owing to ALTRES.

       i. Upon request of ALTRES, Client will tender to ALTRES all payments received by Client from an account debtor on accounts created after Client begins factoring any accounts of that account debtor to ALTRES, whether or not those accounts are factored to ALTRES. Upon such request being made, all such payments received by Client shall be the sole and exclusive property of ALTRES and shall be held in trust by Client for ALTRES. All such payments shall be applied on obligations of that account debtor to ALTRES.

       j. In the event ALTRES receives any payment from an account debtor on an account which has not been factored to ALTRES, ALTRES may, subject to any rights of the account debtor, apply such payment to any other obligation of Client owing to ALTRES, including, without limitation, funding of any deficiency in the Reserve.

10.   ACCEPTABLE ACCOUNTS.

      ALTRES will purchase only acceptable accounts. An acceptable account must meet all of the following requirements and conditions:

       a. The account shall be evidenced by an invoice submitted to ALTRES in duplicate meeting the following conditions:

             (1)  Contain the Client name, invoice number, and date;

             (2) Contain the full and complete name and address of the account debtor;

             (3) Clearly set forth the amount owing and to be collected by ALTRES;

             (4) State the due date and any other terms for payment of the account;

             (5)  Be completely legible;

             (6) Be stamped with a notice, in a form acceptable to ALTRES, stating that the account has been purchased by ALTRES and is payable to ALTRES; and

             (7) Be accompanied by such other documents as are required by ALTRES.

       b. The account shall be submitted to ALTRES within seven (7) business days of the date the goods are sold or services performed giving rise to the account are completed, except as otherwise approved in writing by ALTRES.

       c. The invoice shall be accompanied by proof of delivery of goods or performance of services acceptable to ALTRES.



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       d.   The account shall meet and comply with the following conditions:

             (1) Client has sole and unconditional good title to the account, the account and any goods sold to create the account being free from any other security interest, assignment, lien or other encumbrance of any type;

             (2) The account is a bona fide obligation of the account debtor for the amount identified on the account and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such account except as set forth on the face of the invoice;

             (3) To the best knowledge of Client, there are no defenses or setoffs to payment of the account which can be asserted by way of defense or counterclaim against Client or ALTRES;

             (4) To the best knowledge of Client, the account will be timely paid in full by the account debtor;

             (5) Any services performed or goods sold which give rise to the account have been rendered or sold in compliance with all applicable laws, ordinances, rules and regulations and were performed or sold in the ordinary course of Client's business;

             (6)  There  have  been  no  extensions,   modifications,  or  other
                  agreements relating to payment of such account except as shown upon the face of the invoice;

             (7) The account debtor is located or authorized to do business within the United States; and

             (8) No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the account debtor; no receiver, trustee or custodian has been appointed for any part of the property of the account debtor; and no property of the account debtor has been assigned for the benefit of creditors.

11.   GRANT OF SECURITY INTEREST.

      Client hereby grants ALTRES a security interest in the Collateral. The Collateral shall secure all obligations of Client to ALTRES arising under or relating to this Agreement and all other obligations of Client to ALTRES which recite that they are secured by the Collateral.

      Clients obligations under this Agreement may also be secured by other collateral as may be evidenced by other documentation apart from this Agreement.

      Client and ALTRES acknowledge that all security interests and liens contemplated herein are given as a contemporaneous exchange for new value to Client, regardless of when advances under this Agreement are actually made.

12. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CLIENT.

      Client represents, warrants and covenants that:


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       a.    All accounts sold to ALTRES are acceptable accounts;

       b. Client has been duly organized or incorporated, as the case may be, and is in good standing, under the laws of the state of its organization or incorporation;

       c. The place of business of Client, or, if Client has more than one place of business, the location of its chief executive office, is in the CITY OF MESA, COUNTY OF MARICOPA, STATE OF ARIZONA, and will not be moved therefrom without at least thirty (30) days prior written notice to ALTRES;

       d. All records of Client pertaining to accounts sold to ALTRES shall be kept and stored in the CITY OF MESA, COUNTY OF MARICOPA, STATE OF ARIZONA, and will not be moved therefrom without at least thirty
            (30) days prior written notice to ALTRES;

       e. The Equipment will be located in the STATE OF ARIZONA, other than temporary (not to exceed three months) uses outside that state in the ordinary course of Client's business, will not be removed from that state without the prior written consent of ALTRES;

       f. Client shall keep the Equipment in good repair and be responsible for any loss or damage to the Equipment. Client shall pay when due all taxes, license fees and other charges on the Equipment. Client shall not sell, misuse, conceal, or in any way dispose of the Equipment or permit it to be used unlawfully or for hire or contrary to the provisions of any insurance coverage. Risk of loss of the Equipment shall be on Client at all times unless ALTRES takes possession of the Equipment. Loss of or damage to the Equipment or any part thereof shall not release Client from any of the obligations secured by the Equipment. ALTRES or its representatives may, at any time and from time to time, enter any premises where the Equipment is located and inspect, audit and check the Equipment;

       g. Client agrees to insure the Equipment, at Client's expense, against loss, damage, theft, and such other risks as ALTRES may request to the full insurable value thereof with insurance companies and polices satisfactory to ALTRES. Proceeds from such insurance shall be payable to ALTRES as its interest may appear and such policies shall provide for a minimum ten days written cancellation notice to ALTRES. Upon request, policies or certificates attesting to such coverage shall be delivered to ALTRES. Insurance proceeds may be applied by ALTRES toward payment of any obligation secured by this agreement, whether or not due, in such order of application as ALTRES may elect;

       h. Client is duly qualified to do business in each jurisdiction where the conduct of its business requires such qualification;

       i. Client has all necessary licenses and other certificates or permits required for the conduct of its business and all such necessary licenses and other certificates or permits are current and will be maintained at all times;

       j. Client has and shall maintain the full power and authority to conduct the business in which it engages and to enter into and perform its obligations under this Agreement;

       k. The execution, delivery and performance by Client of this Agreement have been duly authorized by all necessary action on the part of Client, and are not inconsistent with any Articles of Incorporation, By-Laws, Articles of Partnership, or other organizational document of Client, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Client is a party or by which it is bound, and upon execution and delivery hereof, this Agreement will constitute a legal, valid and binding agreement and obligation of Client, enforceable in accordance with its terms;

       l. All financial statements of Client, and of any guarantor of Client's obligations under this Agreement, have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Client and any such guarantor as of the date thereof and the results of operations for the period or periods covered thereby. Since the date of such financial statements there has been no material, adverse change in the financial condition of Client or any such guarantor. Client agrees to submit financial statements for Client to ALTRES and Client shall cause any such guarantor to submit financial statements for such guarantor to ALTRES as may be requested by ALTRES, all such financial statements to be prepared in accordance with generally accepted accounting principles and to be in a form and from a firm acceptable to ALTRES;

       m. Client shall conduct its business in a lawful manner and in compliance with all applicable federal state, and local laws, ordinances, rules, regulations, and orders and shall pay when due all lawfully imposed taxes upon its property, business and income;

       n. Client will at all times keep accurate and complete records relating to its accounts. Client shall not show factored accounts as an asset on its financial statements. ALTRES and its representatives shall have the right at any reasonable time to enter any premises where any such records are located to inspect, audit, check, copy and make extracts from any records or other data relating to said accounts or to any other transactions between ALTRES and Client;

       o. This Agreement, the financial statements referred to herein, and all other statements furnished by Client to ALTRES in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Client represents and warrants that it has not failed to disclose in writing to ALTRES any fact that materially and adversely affects, or is reasonably likely to materially and adversely affect, Client's business, operations, properties, prospects, profits, condition (financial or otherwise), or ability to perform this Agreement; and

       p. Client agrees to execute any financing statements, notices of assignment, and other documents reasonably requested by ALOES for perfection or enforcement of the rights and interests of ALTRES, and to give good faith, diligent cooperation to ALTRES, and to perform such other acts reasonably requested by ALTRES for perfection and enforcement of the rights and interests of ALTRES. ALTRES is authorized to file, record, or otherwise utilize such documents as it sees fit.

13.   REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL.

      Client represents, warrants, and covenants concerning the Collateral as follows:

       a. Client has sole and unconditional good title to the Collateral, the Collateral being free from any other security interest, assignment, lien or other encumbrance of any type, except as has been previously disclosed to ALTRES; and

       b. The Collateral will be kept free from any other security interest, assignment, lien or other encumbrance of any type, except as consented to in writing by ALTRES.

       c. Client agrees to insure the Collateral, at Client's expense, against loss, damage, theft, and such other risks as ALTRES may request to the full insurable value thereof with insurance companies and policies satisfactory to ALTRES. Proceeds from such insurance shall be payable to ALTRES as its interests may appear and such policies shall provide for a minimum ten days written cancellation notice to ALTRES. Upon request, policies or certificates attesting to such coverage shall be delivered to ALTRES. Insurance proceeds may be applied by ALTRES toward payment of any obligation secured by the Collateral, whether or not due, in such order of application as ALTRES may elect.

14.   ASSIGNMENT OF RIGHTS CONCERNING COLLATERAL.

      Client hereby assigns to ALTRES all of its interest in and rights to any inventory or other goods giving rise to the accounts factored to ALTRES which may be returned by account debtors, all rights as an unpaid vendor or lienor, all rights of stoppage in transit, replevin and reclamation relating thereto, all rights in and to all security therefor and guarantees thereof, all rights against third parties with respect thereto, and all rights under the Uniform Commercial Code and any other law, statute, regulation or agreement. Any goods so recovered or returned shall be set aside, marked with the name of ALTRES, and held for the account of ALTRES. Client will promptly notify ALTRES of all such returned or recovered inventory or other goods.

      Upon request, Client shall deliver such inventory or other goods to ALTRES. ALTRES may take possession of such inventory or other goods and resell such inventory or other goods. Client shall pay all reasonable costs and expenses incurred in taking possession and selling such inventory and other goods, including, without limitation, reasonable attorneys fees and legal expenses, transportation expenses, storage expenses, insurance, and sales commissions. Such reasonable costs and expenses may be treated as a chargeback. All proceeds from such resale shall be retained by ALTRES and the net proceeds credited against the obligations of Client.

15.   ADJUSTMENTS UPON REFUND OF COLLECTIONS.

      In the event ALTRES is required to refund or pay back any collection received on any factored account for any reason other than a credit problem concerning a limited recourse account, Client shall promptly reimburse ALTRES for such amount. Such reimbursement may be treated as a chargeback.

16.   TERMINATION OF FACTORING.

      The right of Client to submit accounts to ALTRES for factoring shall remain in force and effect until terminated by either party hereto by giving Three (3) days written notice of such termination. Upon the effective date of such notice, Client and ALTRES shall be excused from the covenants of the second paragraph of Paragraph 2 FACTORING OF ACCOUNTS providing that ALTRES shall be the sole and exclusive factor for Client's accounts.

      Upon such termination or in the event an Event of Default terminates the right of Client to submit accounts to ALTRES, at the election of ALTRES all outstanding, recourse accounts factored to ALTRES may be immediately subject to chargeback.

      In the event Client elects to terminate its right to submit accounts to ALTRES or an Event of Default terminates the right of Client to submit accounts to ALTRES within ninety (90) days of the date of this Agreement, Client shall forfeit to ALTRES twenty-five percent (25%) of the Reserve, not as a penalty but as liquidated damages to compensate ALTRES for loss of profits, recovery of expenses, and other damages resulting from such premature termination. Client acknowledges and agrees that it would be very difficult or impossible to calculate such amounts and that twenty-five percent (25%) of the Reserve is a fair estimation of those amounts.

17.   RIGHT TO PERFORM FOR CLIENT.

      ALTRES may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any account purchased by ALTRES from Client, elect to pay any insurance charges payable by Client or provide insurance as required herein if Client fails to do so. Any such payments and all expenses incurred in connection therewith shall be treated as a chargeback. ALTRES shall have no obligation to discharge any such security interest, lien or other encumbrance or pay such insurance charges or provide such insurance. In the event Client is indebted to ALTRES as the account debtor on any account which has been purchased by ALTRES, ALTRES may treat such debt as a chargeback.

18.   POWER OF ATTORNEY TO ENDORSE CHECKS.

      Client does hereby make, constitute and appoint ALTRES, and its designees, as its true and lawful attorneys-in-fact, with full power of substitution, with full power to endorse the name of Client upon any checks or other forms of payment on accounts purchased by ALTRES and to effect the deposit and collection thereof. Such power may be exercised at any time. Client does hereby make, constitute, and appoint ALTRES, and its designees, as Client's true and lawful attorneys in fact, with full power of substitution, such power to be exercised only upon the occurrence of an Event of Default, to: (a) receive, open, and dispose of all mail addressed to Client; (b) cause mail relating to accounts of Client sold to ALTRES to be delivered to a designated address of ALTRES where ALTRES may open all such mail and remove therefrom any payment of such accounts; (c) ALTRES may settle or adjust account debtor disputes in respect to said accounts for amounts and upon such terms as ALTRES, in good faith, deems to be advisable, in such case crediting Client with only the proceeds received and collected by ALTRES after deduction of ALTRES' costs, including reasonable attorneys fees and legal expenses; and (d) ALTRES may do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the rights of ALTRES created under this Agreement. Exercise of any of the foregoing powers shall be in the sole discretion of ALTRES without any duty to do so.

19.   DISCLOSURE OF INFORMATION.

      Client hereby consents to ALTRES disclosing to any financial institution or investor providing financing for ALTRES, any and all information, knowledge, reports and records, including, without limitation, financial statements, concerning Client or any guarantor.

20.   INTEREST ON UNPAID CHARGEBACKS.

      In the event Client fails to pay any chargeback, Client agrees to pay interest on the chargeback amount from the date of chargeback until paid, both before and after judgment, at the rate of eighteen percent (18%) per annum, unless such rate is in violation of law in which case such interest rate shall be at the maximum rate allowable by law.

21.   SALE OF ALL ACCEPTABLE ACCOUNTS.

      Unless otherwise agreed in writing by ALTRES, Client may not sell only a portion of the accounts for any particular account debtor to ALTRES but shall offer to sell to ALTRES all acceptable accounts of an account debtor unless Client elects not to sell any accounts of that account debtor to ALTRES.

22.   COLLECTION OF CHARGEBACK ACCOUNTS.

      Until a chargeback has been paid in full, ALTRES shall retain the right to collect the account(s) giving rise to such chargeback. All out of pocket expenses, including reasonable attorneys fees and legal expenses, incurred by ALTRES in seeking collection of such chargeback account(s) shall be added to the amount due for payment of said chargeback. Client hereby authorizes ALTRES to initiate any legal action to collect a chargeback account which is not paid by Client within fifteen (15) days of chargeback. Client further authorizes ALTRES to settle or compromise any such chargeback account, in the sole discretion of ALTRES subject only to acting in good faith, which has not been paid within fifteen (15) days of chargeback. Any deficiency remaining after such settlement or compromise shall remain as a chargeback.

23.   NO THIRD PARTY BENEFICIARY.

      This Agreement is made for the sole and exclusive benefit of ALTRES and Client and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

24.   INDEMNIFICATION.

      Client agrees to indemnify ALTRES for any and all claims, liabilities, and damages which may be awarded against ALTRES, and for all reasonable attorneys fees, legal expenses and other expenses incurred in defending such claims, arising from or relating in any manner to the purchase of accounts pursuant to the terms of this Agreement, excluding claims based on the negligence or misconduct of ALTRES. ALTRES shall have sole and complete control of the defense of any such claims, and is hereby given authority to settle or otherwise compromise any such claims as ALTRES, in good faith, determines shall be in its best interests.

25.   DEFAULT AND REMEDIES.

      Time is of the essence of this agreement. The occurrence of any of the following events shall constitute a default under this Agreement and be termed an "Event of Default":

       a. Failure by Client to promptly repurchase any account or pay any chargeback in accordance with the terms of this Agreement;

       b. Client fails in the payment or performance of any obligation, covenant, agreement, or liability created by this Agreement;

       c. Any representation, warranty, or financial statement made by or on behalf of Client in this Agreement, or on behalf of any guarantor of this Agreement, proves to have been false or materially misleading when made or furnished;

       d. Any default or event which, with the giving of notice or the passage of time or both, occurs on any indebtedness of Client or any such guarantor to others;

       e. Client or any such guarantor becomes dissolved or terminated, or experiences a business failure;

       f. A receiver, trustee, or custodian is appointed for any part of Client's or any such guarantor's property, or any part of Client's or any such guarantor's property is assigned for the benefit of creditors;

       g. Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Client or any such guarantor;

       h. Any judgment is entered against Client or any such guarantor which may materially affect Client's or any such guarantor's financial condition;

       i. Client or any such guarantor becomes insolvent or unable to pay its debts as they mature; or

       j. The accounts purchased by ALTRES from Client become, for any reason whatsoever, substantially delinquent or uncollectible.

      Waiver of any Event of Default shall not constitute a waiver of any subsequent Event of Default. Upon the occurrence of any event of Default and at any time thereafter, at the election of Altres and without notice of such election, Altres may terminate the right of Client or factor accounts to Altres and all obligations of Client to Altres shall become immediately due and payable. At the election of Altres, all outstanding recourse accounts purchased from Client may be immediately subject to chargeback. Altres shall have the right to enter upon any premises where the Collateral or records pertaining thereto may be take possession of the Collateral and records relating thereto or, Client shall, if requested by Altres, assemble such Collateral and records at a place designated by Altres. Altres shall have all rights and remedies under the Uniform Commercial Code. Without notice to Client, Altres may obtain the appointment of a receiver of the business, property and assets of Client and Client consents to the appointment of Altres or such person as Altres may designate as such receiver. Altres may continue to hold the Reserve for payment of any obligations of Client to Altres then existing or which may thereafter arise. At any time after the occurrence of an Event of Default, Altres may, in its desecration, apply the reserve against obligations of Client owing to Altres. In the event the Reserve is applied against chargeback shall remain the property of Altres and Altres may continue to pursue and collect such accounts until all obligations of Client to Altres then owing or which may thereafter arise have been paid in full or are otherwise satisfied.

      Altres may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the reasonable costs and out-pocket expenses incurred by Altres, including, without limitation, (1) reasonable attorney fees and legal expenses, (2) transportation and storage costs,
      (3) advertising of sale of the Collateral, (4) sale commissions, (5) sales tax, (6) costs for improving or repairing the Collateral, and (7) costs for preservation and protection of the Collateral, apply the remainder to pay, or to hold as a reserve against, the obligations secured by the Collateral.

26.   COSTS OF ESTABLISHING AGREEMENT.

      Client agrees to pay to ALTRES, upon demand and submission of a statement therefor, reasonable legal expenses, attorneys fees, and other out of pocket expenses of ALTRES relating to the cost of negotiating, preparing and entering into this Agreement.

27.   ATTORNEYS FEES.

      In the event of breach or default under the terms of this Agreement, the breaching or defaulting party agrees to pay all reasonable attorneys fees and legal expenses incurred by the non-breaching or non-defaulting party in enforcement of this Agreement, in collecting any damages arising from such breach or default, or otherwise related to such breach or default. Client agrees to pay all expenses, including reasonable attorney's fees and legal expenses, incurred by ALTRES in any bankruptcy proceedings of any type involving Client or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

28.   BANKRUPTCY CONSIDERATIONS.

      In addition to any other covenants made herein by Client, Client covenants that it will notify ALTRES of any voluntary or involuntary bankruptcy petition filed by or against Client or any guarantor of this Agreement under the United States Bankruptcy Code, within twenty-four (24) hours of any such filing. Failure to notify ALTRES of any such bankruptcy filing within twenty-four (24) hours shall constitute an Event of Default.

      Client acknowledges that this Agreement is a contract to extend debt financing or financial accommodations to or for the benefit of Client within the meaning of 11 U.S.C. ss.365(c)(2) and, as such, may not be assumed or assigned. ALTRES shall be under no obligation to purchase accounts under this Agreement from and after the filing of any voluntary or involuntary petition against Client. However, ALTRES may, at its sole option, agree to provide post-petition financing to the debtor and/or debtor-in-possession after the filing of a voluntary or involuntary bankruptcy petition by or against Client. Any such agreement to provide post-petition financing shall not obligate ALTRES to purchase accounts until such time as the Bankruptcy Court approves the post-petition financing agreement.

29.   ARBITRATION.  N/A.

30.   SEVERABILITY  OF  INVALID   PROVISIONS,   HEADINGS,   INTERPRETATIONS   OF
      AGREEMENT.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      All headings in this Agreement are inserted for convenience and shall not be considered part of the Agreement or be used in its interpretation.

      All references in this Agreement to the singular shall be deemed to include the plural when the context so requires, and visa versa. References in He collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

31.   NOTICES.

      All notices hereunder shall be in writing and may be mailed, postage prepaid, addressed as follows:

            To ALTRES:

                  ALTRES Financial, L. P.
                  2323 South Foothill Drive
                  Salt Lake City, Utah  84109
                  Attention:  Compliance Officer

            To Client:

                  Medical Asset Management, Inc.
                  25241 Paseo de Alicia, Suite 230
                  Laguna Hills, California  92653
                  Attention:  John W. Regan

      Any notice so mailed shall be deemed given three (3) days after mailing. Any notice otherwise delivered shall be deemed given when received by the addressee.

32.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

      All agreements, representations, warranties and covenants made herein by Client shall survive the execution and delivery of this Agreement and any bankruptcy proceedings involving Client and shall continue in effect so long as any obligation to ALTRES contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.

33.   ASSIGNABILITY.

      This Agreement is not assignable or transferable by Client and any such purported assignment or transfer is void. This Agreement shall be binding upon the successors of Client. Client acknowledges and agrees that ALTRES may assign all or any portion of this Agreement, including, without limitation, assignment of the rights, benefits and remedies of ALTRES hereunder without any assignment of the duties, obligations or liabilities of ALTRES hereunder.

34.   INTEGRATED AGREEMENT, AMENDMENT HEADINGS, GOVERNING LAW.

      This Agreement shall replace and supersede any prior agreement between Client and ALTRES.

      This Agreement and the documents identified or contemplated herein constitute the entire agreement between ALTRES and Client as to the subject matter hereof and may not be altered or amended except by written agreement signed by ALTRES and Client. No provision hereof may be waived by ALTRES except upon written waiver executed by ALTRES. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah and this Agreement shall be deemed to have been executed by the parties in the State of Utah.



Dated:  October 16, 1997

                                    MEDICAL ASSET MANAGEMENT, INC.

                                       By: /s/ John W. Regan
                                          ---------------------------------
                                          JOHN W. REGAN
                                    Title (Its):  President

                                          ALTRES Financial, L.P.
                                    By:   Jim Guss Associates, a Hawaii
                                          limited partnership, Its General
                                          Partner
                                    By:   FOIGP Corp., a Hawaii corporation,
                                          Its General Partner

                                    By:   Jim Guss
                                          ----------------------------------

                                    Title (its): General Partner
                                                ----------------------------

FOR CORPORATE CLIENT:

STATE OF UTAH                 )
                              )  : ss.
COUNTY OF SALT LAKE           )


On the 16th day of October 1997, personally appeared before me JOHN W. REGAN who being by me duly sworn did depose and say that he is the PRESIDENT OF MEDICAL ASSET MANAGEMENT, INC. the Client in the foregoing Agreement and that by and through its By-laws or by resolution of its Board of Directors, said JOHN W. REGAN acknowledged that he/she executed the foregoing Agreement for and on behalf of MEDICAL ASSET MANAGEMENT, INC.

Kenneth O. Allen
----------------------------------
NOTARY PUBLIC

My Commission Expires:  June 26, 1999     Residing At:  Salt Lakes

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


                                   Exhibit "A"

                      ATTACHMENT TO UCC FINANCING STATEMENT

Debtor:  MEDICAL ASSET MANAGEMENT, INC.

Secured Party:  ALTRES FINANCIAL L. P.

Description of Collateral:

      (1) All inventory as defined in the Uniform Commercial Code, wherever located, all goods, merchandise or other personal property held for sale or lease, names or marks adduced thereto for purposes of selling or identifying the same or the seller or manufacturer thereof and all related rights, title and interest, all raw materials, work or goods in process or materials or supplies of every nature used, consumed or to be used in Debtor's business, all packaging and shipping materials, and all other goods customarily or for accounting purposes classified as inventory, of Debtor, now owned or hereafter acquired or created, all proceeds and products of the foregoing and all additions and accessions to replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all property received wholly or partially in trade or exchange for any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein.

      (2) All accounts as defined in the Uniform Commercial Code, accounts receivable, amounts owing to Debtor under any rental agreement or lease, payments on construction contracts, promissory notes or on any other indebtedness, any rights to payment customarily or for accounting purposes classified as accounts receivable, and all rights to payment, proceeds or distributions under any contract, of Debtor, presently existing or hereafter created, and all proceeds thereof.

      (3) Any and all general intangibles of Debtor, presently existing or hereafter arising, including general intangibles as defined in the Uniform
Commercial Code, chooses in action, proceeds, contracts, distributions, dividends, refunds, security deposits, judgments, insurance claims, any right to payment of any nature, intellectual property rights or licenses, any other rights or assets of Debtor customarily or for accounting purposes classified as general intangibles, and all documentation and supporting information related to any for the foregoing, and all proceeds thereof

      (4) All balances, reserves, deposits, debts or any other amounts or obligations of Secured Party owing to Debtor, including, without limitation, any rebates, the Reserve (as defined in the Factoring Agreement between Debtor and Secured Party), and any other amounts owing pursuant to this Agreement, whether or not due, now existing or hereafter arising or created, and all proceeds thereof.

            All equipment and goods as defined in the Uniform Commercial Code, all motor vehicles, including all tires, accessories, spare and repair parts, and tools, wherever located, and all related right, title and interest, of debtor, now owned or hereafter acquired or created, all proceeds and products of the foregoing and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrances, collections, or any other temporary or permanent disposition of any of the foregoing or any interest therein

      (5) Pursuant to any agreement between Debtor and secured party, Debtor has agreed not to further encumber the collateral described herein.



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